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                                                                    EXHIBIT 10.7

                                PROMISSORY NOTE
                                ---------------

$13,966.07                                                     February 27, 1997


       FOR VALUE RECEIVED, George J. Pedersen, 700 Potomac Knolls Drive, McLean, VA 22101, promises to pay to the order of ManTech International Corporation on demand as the holder of this note or at such other place as the holder of this note might from time to time designate in writing, the principal sum of Thirteen Thousand Nine Hundred Sixty-Six Dollars and 07/100 ($13,966.07), plus interest on the principal balance. Interest at the rate of eight (8) percent will be calculated on an annual basis and deducted from Pedersen paycheck each payperiod. At present ManTech's systems provides for 26 paychecks per year. The interest rate may be adjusted from time to time by Phoenix Home Life Mutual Insurance Company and Pedersen note will be adjusted accordingly.

        1. This note may be fully or partially prepaid at any time without penalty.

        2. If the undersigned defaults in the payment of any installment due under this note and fails to cure such default within thirty (30) days after the holder of this note has sent written notice of default, then, at the option of the holder of this note, the entire principal balance of this note and all accrued and unpaid interest shall at once become due. Failure to exercise this option shall not constitute a waiver of the right to exercise the same in the event of any subsequent default.

        3. The undersigned promises to pay all costs of collection, including reasonable attorneys' fees, upon default in the payment of the principal or interest of this note when due, whether suit is brought or not.

        4. In the event any one or more of the provisions contained in this note is held to be invalid, illegal or unenforceable for any reason, such invalidity, illegality or unenforceability is not to affect any other provision of the note; this note is to be construed as if such invalid, illegal or unenforceable provision had never been a part of it.

        5. This note may not be changed orally but only by an agreement in writing and signed by the party against whom agreement enforcement of any change is sought.

        6. The note is to be interpreted in accordance with the laws of the Commonwealth of Virginia.

ATTEST:                                   NAME

/s/ JoAnn J. Free                         /s/ George J. Pedersen
------------------------------           ---------------------------------
                                         George J. Pedersen
                                         Chairman of the Board